SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 6, 2004

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

1

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On February 6, 2004, Connetics Corporation entered into a $30 million Credit and Guaranty Agreement with Goldman Sachs Credit Partners L.P. A copy of the agreement is attached as Exhibit 99.1 and is incorporated in this Item 5 by reference.

     On February 9, 2004, Connetics Corporation announced that it will acquire exclusive U.S. rights to Soriatane®-brand (acitretin) from Hoffmann-La Roche Inc. for a total purchase price of $123 million. The acquisition is subject to standard terms and closing conditions, including approval under the Hart-Scott-Rodino Act. A copy of the press release announcing this event is attached as Exhibit 99.2 and is incorporated in this Item 5 by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Credit and Guaranty Agreement dated as of February 6, 2004 between Connetics Corporation and Goldman Sachs Credit Partners L.P.

	99.2	Press Release dated February 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Katrina J. Church

Katrina J. Church
Executive Vice President, General Counsel
and Secretary

Date: February 9, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Credit and Guaranty Agreement dated as of February 6, 2004 between Connetics Corporation and Goldman Sachs Credit Partners L.P.

99.2	Press Release dated February 9, 2004